                                                                      Exhibit 24

                               POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Christopher Farrar, Jeffery Taylor and Christopher Oltmann
or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Velocity Financial, LLC (which expects to convert into a Delaware corporation and change its name to "Velocity
Financial, Inc.") (the "Company") (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the
Company, unless earlier revoked in writing. The undersigned acknowledges that
Christopher Farrar, Jeffery Taylor and Christopher Oltmann are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended.

                                           By:  /s/ Mark R. Szczepaniak
                                                --------------------------------
                                           Name: Mark R. Szczepaniak

                                           Date: October 16, 2019